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                                EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 1996, included in this Form 10-K, into the Company's previously filed Registration Statements File No. 33-5877, File No. 33-5965 and File No. 33-37835.


                                      /s/ Arthur Andersen L.L.P.


Lancaster, PA
March 27, 1996


                                      106

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent accountants, we hereby consent to the incorporation of our report dated January 16, 1994, included in this Form 10-K, into the company's previously filed Registration Statements File No. 33-5877, File No. 33-5965 and File No. 33-45801.

                                /s/ Coyne & McClean Chartered

Baltimore, Maryland
February 27, 1996